Exhibit 23.2


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement and related Prospectus of our report dated May 2, 1996 included in the Bioject Medical Technologies Inc. Annual Report on Form 10-K for the fiscal year ended March 31, 1996 and to all references to our firm included in this Registration Statement and related Prospectus.


                                                /s/ Arthur Andersen L.L.P.

Portland, Oregon,
  December 23, 1996